UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 4, 2013

BROCADE COMMUNICATIONS SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25601	77-0409517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
130 Holger Way
San Jose, CA 95134
(Address, including zip code, of principal executive offices)
(408) 333-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05      Costs Associated with Exit or Disposal Activities.

On September 4, 2013, Brocade Communications Systems, Inc. (the "Company") committed to a workforce reduction plan intended to realign resources in connection with its previously announced data center and software-defined networking strategies and cost reduction initiatives. The workforce reduction plan impacts approximately 300 notified employees worldwide. The Company expects to incur aggregate charges of approximately $20 to $25 million for severance and other employee termination costs associated with the workforce reduction plan. All of these charges are expected to be cash expenditures. The Company's current headcount, excluding the notified employees, is approximately 4,180.

Additionally, as of September 10, 2013, management approved a related facility consolidation plan and anticipates that it will incur leasehold restructuring and other costs associated with the plan of approximately $10 to $15 million of which approximately 75% is expected to be cash expenditures. The Company expects to recognize the majority of the above mentioned employee termination and facility restructuring costs in the fourth fiscal quarter of 2013.

The foregoing contains forward-looking statements, including statements regarding the amount and timing of the estimated restructuring costs, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations on the date of this report and involve a number of risks and uncertainties which may cause actual results to differ significantly from such estimates. These risks include, but are not limited to: the Company’s ability to implement the workforce reductions and facility consolidation in various geographies; possible changes in the size and components of the expected costs and charges associated with each plan; and risks associated with the Company’s ability to achieve the benefits of the planned workforce reduction and the facility consolidation plans. Certain of these and other risks are set forth in more detail in “Item 1A. Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 27, 2013 and in the Company’s Annual Report on Form 10-K for the fiscal year ended October 27, 2012. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise, except as required by applicable law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.

Date: September 10, 2013	By:	/s/ Daniel W. Fairfax
Daniel W. Fairfax
Chief Financial Officer and Vice President, Finance